Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-171315, File No. 333-175420 and File No. 333-200410) of iBio, Inc. and Subsidiaries of our report dated October 13, 2016, on our audits of the consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2016 and 2015 and for the years then ended, included in this Annual Report on Form 10-K.

/s/ CohnReznick LLP

Roseland, New Jersey
October 13, 2016